Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                MOBILENTITY, INC.

                        (Pursuant to Sections 242 & 245)

     This amended and restated certificate of incorporation is adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law. The original certificate of incorporation was filed with the Delaware Secretary of State on August 17, 2000.

                                    ARTICLE I

     The name of the corporation is Mobilentity, Inc..

                                   ARTICLE II

     The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 80 million (80,000,000) shares, sixty million (60,000,000) shares of which shall be Common Stock ("Common Stock") and twenty million (20,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of $.001 per share, and the Common Stock shall have a par value of $.001 per share.

     The Preferred Stock initially shall be undesignated as to series. Any shares of Preferred Stock not previously designated as to series may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the bylaws of the corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights, and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences, and the rights in respect to any distribution of assets of any wholly unissued

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series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them, and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series (but not below the number of shares of such series then outstanding). In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided in this
Article IV, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions.

     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation. Cumulative voting is not permitted.

                                    ARTICLE V

     Section 1. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

     Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend, or repeal the bylaws of the corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required to adopt, amend, alter, or repeal the corporation's bylaws. The corporation's bylaws also may be adopted, amended, altered, or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors. No bylaw hereafter legally adopted, amended, altered, or repealed by the stockholders of the corporation shall invalidate any prior act of the directors or officers of the corporation which would have been valid if such bylaw had not been adopted, amended, altered, or repealed.

     Section 3. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     Section 4. At the election of directors of the corporation, each holder of Common Stock shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

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     Section 5. The number of directors which constitute the whole Board of
Directors shall be fixed exclusively in the manner designated in the bylaws of the corporation.

                                   ARTICLE VI

     Section 1. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 2. The corporation shall indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer, employee, or agent at the request of the corporation or any predecessor to the corporation, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of his or her heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the corporation. The right to indemnification conferred by this Section 2 shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The corporation may indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was an employee or agent of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer, employee, or agent at the request of the corporation or any predecessor to the corporation. The rights to indemnification and to the advancement of expenses conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate Incorporation, as amended and restated from time to time (the "Certificate of Incorporation"), the bylaws of the corporation, any statute, agreement, vote of the stockholders of the corporation or disinterested directors of the corporation, or otherwise.

     Section 3. Neither any amendment nor repeal of any Section of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director or officer established pursuant to this Article VIII existing at the time of such amendment, repeal, or adoption of an inconsistent provision, including, without limitation, by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission, or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise) prior to such amendment, repeal, or adoption of an inconsistent provision.

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                                   ARTICLE VII

     Section 1. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly-created directorships resulting from any increase in the number of directors, created in accordance with the bylaws of the corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 2. Any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the corporation entitled to vote in the election of directors.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

     Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by the Board of Directors of the Corporation.

                                   ARTICLE IX

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the General Corporation Law of the State of Delaware, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the

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creditors or class of creditors and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

                                    ARTICLE X

     The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, the undersigned, being the president of the corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hand this 19th day of August, 2000.






                                            By:  /s/
                                               --------------------------------
                                                      Paul G. Lewis, President

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